UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2013

ACCELLENT INC.
(Exact name of registrant as specified in its charter)

Maryland	333-130470	84-1507827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Fordham Road Wilmington, Massachusetts	01887
(Address of principal executive offices)	(Zip Code)

(978) 570-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2013, Jeremy A. Friedman resigned from his position as the Chief Financial Officer, principal financial officer and principal accounting officer of Accellent Inc. (the “Company”). Mr. Friedman will remain at the Company in his new role as the Company's Executive Vice President, President and Chief Operating Officer for the Company's Cardio & Vascular business.

On September 19, 2013, the Company appointed Richard E. Johnson, age 51, as Interim Chief Financial Officer, and, in connection therewith, the Company also appointed Mr. Johnson as the Company's principal financial officer and principal accounting officer, in each case, effective immediately.

Mr. Johnson joined the Company in February 2013 as the Vice President, Finance and Chief Accounting Officer.  From July 2011 to February 2013, Mr. Johnson served as the Vice President, Global Controller, and Chief Accounting Officer, as well as the principal accounting officer, for A123 Systems, Inc.  From February 2008 to May 2011, Mr. Johnson served as the Vice President, Finance and Corporate Controller for GT Advanced Technologies, Inc. ("GTAT"). Mr. Johnson also served as the principal accounting officer for GTAT from June 2008 to May 2011, the principal financial officer for GTAT from June 2009 to February 2010, and the Chief Accounting Officer for GTAT from March 2010 to May 2011. Prior to joining GTAT, from May 2002 to February 2008, Mr. Johnson served in several senior finance positions with Ocean Spray Cranberries, Inc. Mr. Johnson holds a B.S. in Accountancy from Bentley University, an MBA from Southern New Hampshire University, and is a licensed Certified Public Accountant.

In connection with Mr. Johnson's appointment as the Interim Chief Financial Officer, Mr. Johnson's monthly salary will increase from $19,670.14 by $10,000 per month for the time he serves as the Interim Chief Financial Officer, with Mr. Johnson guaranteed to receive $40,000 of additional compensation. Additionally, the Board of Directors of the Company has granted Mr. Johnson a stock option for the purchase of 40,000 shares of common stock of Accellent Holdings Corp. at an option price of $2.00 per share under the Company's 2005 Equity Plan.

A copy of the Company's press release announcing Mr. Friedman's promotion and the appointment of Mr. Johnson as Interim CFO is attached to this current report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Exhibits.

(d)    Exhibits

Exhibit No.    Description

99.1
Press release, dated September 25, 2013, announcing the promotion of Jeremy Friedman to President and Chief Operating Officer for the Cardio & Vascular business, and the appointment of Richard Johnson as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2013	ACCELLENT INC.

	By:	/s/ Donald J. Spence
Name: Donald J. Spence Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Press release, dated September 25, 2013, announcing the promotion of Jeremy Friedman to President and Chief Operating Officer for the Cardio & Vascular business, and the appointment of Richard Johnson as Interim Chief Financial Officer.